UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 2015

First Citizens Banc Corp

(Exact name of Registrant as specified in its charter)

Ohio	001-36192	34-1558688
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	( IRS Employer Identification No.)

100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870

(Address of principle executive offices)

Registrant’s telephone number, including area code: (419) 625-4121

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	On March 17, 2015, The Compensation Committee of the Board of Directors of First Citizens Banc Corp approved the procedure for determining Restricted Stock Awards for the named executive officers of the Company and the senior officers of the Company’s banking subsidiary, Civista Bank, approved the vesting schedule for the shares and set the grant date for the awards as March 17, 2015. The restricted shares vest over a period of three years beginning on January 2, 2016 conditioned, except in the event of the officer’s death, retirement or a change in control of the Company, upon the officer’s continued employment with the Company. A copy of the form of the Restricted Stock Award Agreement is furnished as Exhibit 99.1 to this report and incorporated here by reference.

The following schedule shows the 2015 Restricted Stock awarded to each of First Citizens Banc Corp’s named executive officers.

		Restricted Shares Awarded	Value of Shares Awarded
James O. Miller	President, CEO and Chairman of the Board	3,439	$37,206
Todd A. Michel	Senior Vice President, Controller	771	$8,347
Dennis G. Shaffer	Executive Vice President	2,482	$26,858
Richard J. Dutton	Senior Vice President	2,439	$26,395
James E. McGookey	Senior Vice President, General Counsel	1,979	$21,408

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit 99.1 Form of Restricted Stock Award Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Citizens Banc Corp
(Registrant)

Date: March 18, 2015	/s/ Todd A. Michel
Todd A. Michel,
Senior Vice President & Controller